Exhibit 99.1

[FINANCIAL RELATIONS BOARD LOGO]                  NEWS

AT THE COMPANY:               AT FRB|WEBER SHANDWICK
John K. Schmidt               Jeff Wilhoit     Rose Tucker
Chief Financial Officer       General          Analysts/
(563) 589-1994                Inquiries        Investors
jschmidt@dubuquebank.com      (312) 640-6757   (310) 407-6522


FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 22, 2004

  HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER EARNINGS

Dubuque, Iowa, January 22, 2004-Heartland Financial USA, Inc.
(Nasdaq NMS: HTLF) today reported results for the fourth quarter of 2003.

Fourth Quarter 2004 Highlights

      -  Total assets surpassed $2 billion
      -  Average earning assets increased 12%
      -  Loans up 15% since year-end 2002
      -  Deposits up 12% since year-end 2002


                              Fourth Quarter       Year Ended Dec. 31

                             2003        2002          2003    2002
                             ____        ____          ____    ____

Net income (in millions)     $3.7        $6.1          $17.7   $18.9
Diluted earnings per
  share                       .24         .41           1.16    1.28
Income from continuing
  operations                  3.7         4.2           17.7    16.6
Adjusted diluted earnings
 per share                    .24         .28           1.16    1.12

Return on average
  assets                      .74%       1.39%           .95%   1.13%
Return on average
  equity                    10.74       20.06          13.46   16.44
Net interest margin          3.60        4.06           3.79    3.96


                         ***

"We have a stated goal of doubling our earnings and assets every five to seven years. With 2003 representing the fifth year of our latest growth plan, we are pleased to have achieved our asset goal, and expect to accomplish our earnings goal very early in 2004. In those last five years, we have expanded into nine new markets with seventeen bank offices, and we have seen our growing customer base respond enthusiastically to our decentralized, community based operating model." -- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA


                         ***

Dubuque, Iowa, January 22, 2004-Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported net income from continuing operations of $3.7 million, or $0.24 per diluted share, for the fourth quarter ended December 31, 2003. This compares to net income from continuing operations of $4.2 million, or $0.28 per diluted share, in the fourth quarter of 2002. Total net income was $3.7 million compared to $6.1 million in the fourth quarter of 2002. Fourth quarter 2002 results included the sale proceeds from the Eau Claire branch of Wisconsin Community Bank, a bank subsidiary of Heartland, which was sold effective December 15, 2002. The contribution of this discontinued operation to net income during the fourth quarter of 2002 was approximately $1.9 million or $0.13 per diluted share, which included a $1.6 million gain on disposal. Also affecting earnings during the quarter were costs associated with expansion efforts underway in several of the Company's newer markets.

For the year ended December 31, 2003, income from continuing operations increased 6.8 percent to $17.7 million, or $1.16 per diluted share, compared to $16.6 million, or $1.12 per diluted share, in the year 2002. Total net income was $17.7 million, or $1.16 per diluted share, during the year 2003 compared to $18.9 million, or $1.28 per diluted share, in the year 2002. The contribution of the discontinued operation of the Eau Claire branch to net income during the year 2002 was approximately $2.3 million or $0.16 per diluted share, which includes the $1.6 million gain on disposal during the fourth quarter. Return on average equity was 13.46 percent and return on average assets was ..95 percent for the year 2003 compared to 16.44 percent and 1.13 percent, respectively, for the year 2002.

"We have a stated goal of doubling our earnings and assets every five to seven years," said Lynn B. Fuller, chairman, president and chief executive officer. "With 2003 representing the fifth year of our latest growth plan, we are pleased to have achieved our asset goal, and expect to accomplish our earnings goal very early in 2004. In those last five years, we have expanded into nine new markets with seventeen bank offices, and we have seen our growing customer base respond enthusiastically to our decentralized, community based operating model.

"During a difficult economic environment like the current one, we are fortunate to be able to rely on our proven ability to grow customer relationships. This customer commitment resulted in continued solid growth in deposits and quality loans during the fourth quarter. Total deposits grew by 12 percent compared to one year ago, while total loans and leases grew by 15 percent over the same period. As we had anticipated last quarter, prepayment activity on our mortgage-backed securities portfolio continued to impact our net interest margin in the fourth quarter as interest rates again neared historic lows. Also, net interest margin was impacted by the negative carrying costs associated with the completion of a private placement offering of $20 million of 8.25% cumulative capital securities. The proceeds from this offering will be used for future acquisitions or the retirement of debt. Despite these factors, we were able to maintain net interest margin near third quarter levels."

Interest income, tax equivalent adjusted, in the fourth quarter totaled $25.8 million compared to $26.1 million in the fourth quarter of 2002, affected primarily by declining interest rates on reinvested securities. Average earning assets increased 13 percent during the quarter to $1.76 billion. Interest expense for the fourth quarter was $9.8 million, down 3 percent from $10.1 million in the fourth quarter of 2002. Net interest income remained the same at $16.0 million during the fourth quarters of 2003 and 2002. Net interest margin, expressed as a percentage of average earning assets, was 3.60 percent during the fourth quarter of 2003 compared to 4.06 percent for the same period in 2002 and 3.62 percent for the third quarter of 2003.

Noninterest income in the fourth quarter totaled $8.5 million, a decrease of 6 percent from noninterest income of $9.0 million in the fourth quarter of 2002. The decrease in noninterest income was driven primarily by a reduction in gains on sales of loans. Partially offsetting this reduction was a significant increase in service fees, particularly as a result of the growth in the Company's mortgage loan servicing portfolio. For the fourth quarter of 2003, noninterest expense increased 7 percent to $17.7 million, reflecting increased costs related to the opening of offices in the last twelve months in Santa Fe, New Mexico; Fitchburg, Wisconsin; and Mesa, Arizona as well as the formation of HTLF Capital Corp., an investment banking firm headquartered in Denver, Colorado.

Total assets surpassed $2.0 billion at December 31, 2003, an increase of 13 percent or $232.1 million since December 31, 2002. Total loans and leases were $1.35 billion at the end of 2003 compared to $1.17 billion at the end of 2002, and deposits totaled $1.49 billion compared $1.34 billion.

The allowance for loan and lease losses at December 31, 2003, was
1.37 percent of loans and 333 percent of nonperforming loans, compared to 1.37 percent of loans and 359 percent of nonperforming loans at December 31, 2002. Nonperforming loans increased to $5.1 million or .41 percent of total loans and leases compared to $3.9 million or .38 percent of total loans and leases at December 31, 2002. This increase was attributable to a few credits and is not felt to be an indication of a trend. The provision for loan losses during the fourth quarter of 2003 was $1.0 million compared to $1.8 million in the same period one year ago.

Looking ahead, Fuller cited operational improvements as well as Heartland's ability to grow both sides of its balance sheet as factors that should contribute to further growth in 2004. Heartland has begun implementation of important technology upgrades designed to maximize information flow and reduce processing costs. Fuller also noted progress toward the opening of a new operations center in the summer of 2004 that will further centralize and streamline key back office functions, resulting in additional cost savings and efficiencies. Heartland's recently opened Arizona Bank & Trust in Mesa, Arizona has been well received as deposits exceeded $20 million and loans exceeded $17 million at the end of its first four full months of operation. Plans are underway for the opening of a second office in 2004.

"The investments we have made during 2003 and will continue to make during 2004 are critical components to the future success of our Company. At the same time, we continue to look for opportunities to further leverage the resources of Heartland even though, in the short term, they may be a drag on earnings," added Fuller. "Additionally, we have begun to see signs that the economy may be on its way toward recovery. Coupled with a strong and growing portfolio of earning assets, we feel we are well positioned to take advantage of opportunities that an economic recovery would afford."



About Heartland Financial USA:

Heartland is a $2.0 billion financial services company with seven banks in Iowa, Illinois, Wisconsin, New Mexico and Arizona:

     Dubuque Bank and Trust Company, with eight offices in
       Dubuque, Epworth, Farley and Holy Cross, Iowa
     Galena State Bank and Trust Company, with three offices in
       Galena and Stockton, Illinois
     First Community Bank, with three offices in Keokuk, Iowa and
       Carthage, Illinois
     Riverside Community Bank, with three offices in Rockford,
       Illinois
     Wisconsin Community Bank, with six offices in Cottage Grove,
       Fitchburg, Green Bay, Middleton, Monroe and Sheboygan,
       Wisconsin
     New Mexico Bank & Trust, with twelve offices in Albuquerque,
       Clovis and Santa Fe, New Mexico
     Arizona Bank & Trust, with one office in Mesa, Arizona

Other subsidiaries include:

     ULTEA, Inc., a fleet management company with offices in Madison and Milwaukee, Wisconsin; Chicago, Illinois and Minnetonka, Minnesota
     Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
     HTLF Capital Corp., an investment banking firm with offices in Denver, Colorado and Blue Springs, Missouri

Heartland's shares are traded on The Nasdaq Stock Market under the symbol HTLF.

Additional information about Heartland is available through our website at www.htlf.com.

                            ###

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                         ###

                    -FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                         December 31,
                                     2003              2002
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)(1)                    $   25,770        $   26,079
Interest expense                      9,782            10,093
                                 ----------        ----------
Net interest income                  15,988            15,986
Provision for loan and lease
 losses                               1,007             1,775
Noninterest income                    8,453             8,962
Noninterest expense                  17,654            16,424
Income tax expense                    1,483             2,070
Tax equivalent adjustment(1)            573              469
                                 ----------        ----------
Income from continuing
 operations                           3,724             4,210
Discontinued operations
 Gain from operations of
 discontinued operations                  -             3,124
 Income tax expense                       -             1,228
                                 ----------        ----------
Gain on discontinued operations           -             1,896
                                 ----------        ----------
Net income                       $    3,724        $    6,106
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.25        $     0.41
Earnings per common share
 - diluted                             0.24              0.41
Adjusted earnings per
 share from continuing
 operations - basic(2)                 0.25              0.29
Adjusted earnings per
 share from continuing
 operations - diluted(2)               0.24              0.28
Weighted average shares
 outstanding - basic             15,124,871        14,716,752
Weighted average shares
 outstanding - diluted           15,386,486        14,835,401

(1) Tax equivalent basis is calculated using an effective tax rate of 34%.

(2) Excludes the discontinued operations from the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.

                                      For the Year Ended
                                          December 31,
                                     2003              2002
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)(1)                    $  101,700        $  101,585
Interest expense                     38,327            42,332
                                 ----------        ----------
Net interest income                  63,373            59,253
Provision for loan and lease
 losses                               4,183             3,553
Noninterest income                   36,541            30,645
Noninterest expense                  67,692            60,659
Income tax expense                    8,137             7,523
Tax equivalent adjustment(1)          2,183             1,573
                                 ----------        ----------
Income from continuing
 operations                          17,719            16,590
Discontinued operations
 Gain from operations of
 discontinued operations                  -             3,751
 Income tax expense                       -             1,474
                                 ----------        ----------
Gain on discontinued operations           -             2,277
                                 ----------        ----------
Net income                       $   17,719        $   18,867
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     1.18        $     1.28
Earnings per common share
 - diluted                             1.16              1.28
Adjusted earnings per
 share from continuing
 operations - basic(2)                 1.18              1.13
Adjusted earnings per
 share from continuing
 operations - diluted(2)               1.16              1.12
Weighted average shares
 outstanding - basic             14,984,472        14,687,324
Weighted average shares
 outstanding - diluted           15,258,441        14,783,421

(1) Tax equivalent basis is calculated using an effective tax rate of 34%.

(2) Excludes the discontinued operations from the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                          December 31,
                                     2003              2002
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,984,090        $1,740,807
Loans and leases, net of
 unearned                         1,305,486         1,170,711
Deposits                          1,471,140         1,311,427
Interest bearing liabilities      1,583,143         1,403,140
Earning assets                    1,760,932         1,562,850
Stockholders' equity                137,563           120,792

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.74%             1.39%
Return on average equity             10.74             20.06
Net interest margin                   3.60              4.06
Net interest margin, excluding
 fleet leasing company debt           3.66              4.13
Efficiency ratio(1)                  72.64             65.99
Efficiency ratio, banks only(1)      63.97             55.52

NONINTEREST INCOME
Service charges and fees         $    1,999        $    1,248
Trust fees                            1,053               800
Brokerage commissions                   264               206
Insurance commissions                   146               230
Securities gains, net                   138                61
Gain (loss) on trading account
 securities                             124                94
Rental income on operating leases                       3,465
3,489
Gain on sale of loans                   672             2,078
Valuation adjustment on
 mortgage servicing rights              (30)              360
Impairment loss on equity
 securities                             (78)                -
Other noninterest income                700               396
                                 ----------        ----------
Total noninterest income         $    8,453        $    8,962

NONINTEREST EXPENSE
Salaries and employee benefits   $    8,699        $    7,716
Occupancy                             1,003               867
Furniture and equipment               1,203               878
Depreciation on equipment
 under operating leases               2,882             2,801
Outside services                      1,137             1,300
FDIC deposit insurance
 assessment                              57                52
Advertising                             589               678
Core deposit intangibles
 amortization                           101               124
Other noninterest expenses            1,983             2,008
                                 ----------        ----------
Total noninterest expense        $   17,654        $   16,424
                                 ==========        ==========

(1) Noninterest expense divided by the sum of net interest income and noninterest income less security gains.


                                     For the Year Ended
                                          December 31,
                                     2003              2002
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,873,315        $1,671,614
Loans and leases, net of
 unearned                         1,249,676         1,124,032
Deposits                          1,405,296         1,252,174
Interest bearing liabilities      1,501,464         1,331,499
Earning assets                    1,670,882         1,498,164
Stockholders' equity                131,623           114,740

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.95%             1.13%
Return on average equity             13.46             16.44
Net interest margin                   3.79              3.96
Net interest margin, excluding
 fleet leasing company debt           3.85              4.04
Efficiency ratio(1)                  69.01             68.07
Efficiency ratio, banks only(1)      60.83             56.75

NONINTEREST INCOME
Service charges and fees         $    6,207        $    5,977
Trust fees                            3,814             3,407
Brokerage commissions                   863               658
Insurance commissions                   703               765
Securities gains, net                 1,823               790
Gain (loss) on trading account
 securities                             453              (598)
Rental income on operating leases    13,807            14,602
Gain on sale of loans                 6,339             4,656
Valuation adjustment on
 mortgage servicing rights              338              (469)
Impairment loss on equity
 securities                            (317)             (267)
Other noninterest income              2,511             1,124
                                 ----------        ----------
Total noninterest income         $   36,541        $   30,645

NONINTEREST EXPENSE
Salaries and employee benefits   $   33,113        $   28,571
Occupancy                             3,880             3,178
Furniture and equipment               4,115             3,273
Depreciation on equipment
 under operating leases              11,353            11,555
Outside services                      4,695             4,318
FDIC deposit insurance
 assessment                             218               209
Advertising                           3,354             1,917
Core deposit intangibles
 amortization                           404               495
Other noninterest expenses            7,560             7,143
                                 ----------        ----------
Total noninterest expense        $   67,692        $   60,659
                                 ==========        ==========

(1) Noninterest expense divided by the sum of net interest income and noninterest income less security gains.


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                   As of and      As of and
                                    For the        For the
                                     Year           Year
                                     Ended          Ended
                                  December 31,   December 31,
                                     2003            2002
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $2,018,117        $1,785,979
Securities                          451,753           390,815
Total loans and leases            1,348,227         1,175,236
Allowance for loan &
 lease losses                        18,490            16,091
Demand deposits                     246,282           197,516
Total deposits                    1,492,488         1,337,985
Long-term debt                      173,958           126,299
Total stockholders' equity          140,674           124,041

PER COMMON SHARE DATA
Book value per common share      $     9.28        $     8.40
FAS 115 effect on book value
 per common share                      0.30              0.29

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  881,821        $  743,520
Residential mortgage                152,580           145,931
Agricultural and agricultural
 real estate                        166,182           155,596
Consumer                            136,806           120,853
Direct financing leases, net         13,621            12,308
Unearned discount and deferred
 loan fees                           (2,783)           (2,972)
                                 ----------        ----------
Total Loans and Leases           $1,348,227        $1,175,236
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    5,092        $    3,944
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                     458               541
Other real estate owned                 599               452
Other repossessed assets                285               279
                                 ----------        ----------
Total nonperforming assets       $    6,434        $    5,216
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   16,091        $   14,660
Provision for loan and lease
 losses continuing
 operations                           4,183             3,553
Provision for loan and lease
 losses discontinued
 operations                               -              (329)
Loans charged off                    (2,392)           (3,203)
Recoveries                              608             1,410
                                 ----------        ----------
Balance, end of period           $   18,490        $   16,091
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.41%             0.38%
Ratio of nonperforming assets
 to total assets                      0.32              0.29
Ratio of net loan chargeoffs
 to average loans and leases          0.14              0.16
Allowance for loan losses as
 a percent of loans                   1.37              1.37
Allowance for loan and leases
 to nonperforming loans and
 leases                             333.11            358.77